                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement      [ ]   CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  S2 GOLF INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                  S2 GOLF INC.
                                 18 GLORIA LANE
                           FAIRFIELD, NEW JERSEY 07004

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 12, 2001

To Our Shareholders:

         You are cordially invited to attend the annual meeting of shareholders of S2 Golf Inc. (the "Company"), which will be held at Suite 16 South, Three Gateway Center, Pittsburgh, Pennsylvania 15222, on June 12, 2001, at 10:00 a.m., E.D.T., for the following purposes:

                  PROPOSAL 1.    To elect seven (7) directors.

                  PROPOSAL 2. To adopt an amendment to the Company's Amended and Second Restated Certificate of Incorporation to change the name of the Company to Women's Golf Unlimited, Inc.

                  PROPOSAL 3. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         Only shareholders of record as of the close of business on April 20, 2001 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

         It is important that your shares be represented at the annual meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

                                             By Order of the Board of Directors

                                             Richard M. Maurer, Secretary

Fairfield, New Jersey
May 11, 2001

--------------------------------------------------------------------------------
YOU ARE URGED TO MARK, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.
--------------------------------------------------------------------------------

                                  S2 GOLF INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 12, 2001

         This proxy statement ("Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of S2 Golf Inc. (the "Company") of proxies for use at the annual meeting of shareholders of the Company to be held at Suite 16 South, Three Gateway Center, Pittsburgh, Pennsylvania 15222, on June 12, 2001, at 10:00 a.m., E.D.T., and at any postponements or adjournments thereof (the "Annual Meeting"). Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the amendment of the Company's Amended and Second Restated Certificate of Incorporation described herein, and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any shareholder giving a proxy has the power to revoke it any time before it is voted by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

         The Company's executive offices are located at 18 Gloria Lane, Fairfield, New Jersey 07004 (telephone 973/227-7783). Proxy materials are being mailed to shareholders beginning on or about May 11, 2001.

               SHARES OUTSTANDING, VOTING RIGHTS AND VOTE REQUIRED

         Only shareholders of record at the close of business on April 20, 2001 are entitled to vote at the Annual Meeting. The only voting stock of the Company outstanding is its common stock, $.01 par value per share (the "Common Stock"), of which 3,223,039 shares were outstanding as of the close of business on April 20, 2001. Each share of Common Stock issued and outstanding is entitled to one vote on all matters properly submitted at the Annual Meeting. Cumulative voting is not permitted under the Company's Amended and Second Restated Certificate of Incorporation.

         The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspector appointed for the meeting who will also determine whether a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will be considered as voted shares and will count for the purposes of determining the presence of a quorum.

         Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. The amendment to the Company's Amended and Second Restated Certificate of Incorporation will be adopted if a majority of the votes of the shares present or represented by proxy are cast in favor of Proposal 2. If a quorum is present, nonvotes and abstentions will have no effect on the voting for the election of directors or for Proposal 2.

         As of the record date, Wesmar Partners Limited Partnership ("Wesmar Partners") was the beneficial owner of 1,399,096 shares of Common Stock representing approximately 43% of the outstanding shares. Wesmar Partners has advised the Company of its intention to vote such shares in favor of the below-listed nominees for directors and of the proposed amendment to the Company's Amended and Second Restated Certificate of Incorporation, which would assure shareholder approval of Proposals 1 and 2.

                              ELECTION OF DIRECTORS

         The Company's By-laws provide that the Board of Directors shall consist of not fewer than one nor more than nine directors as determined from time to time by action of the shareholders or the Board of Directors. Each director elected holds office until the annual meeting of shareholders following his or her election and until his or her successor is duly elected and qualified. The Board of Directors currently consists of seven directors. At the Annual Meeting, shareholders present in person or represented by proxy may vote the number of shares they are entitled to vote for seven directors.

         The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 2002 annual meeting of shareholders. All nominees currently serve as directors of the Company. Their ages are given as of April 20, 2001.

         ROBERT L. ROSS, age 56, has been a director of the Company since 1988 and Chairman of the Board since October 1995. Effective in January 1996, Mr. Ross became Chief Executive Officer of the Company. He has been Co-Managing Partner of Wesmar Partners Limited Partnership ("Wesmar Partners"), the majority shareholder of the Company, since 1985. Prior to the formation of Wesmar Partners, Mr. Ross was associated with The Hillman Company, a private investment firm, from 1978 to 1985. Mr. Ross is a Certified Public Accountant and was associated with Haskins & Sells and with Westinghouse Electric Corporation prior to joining The Hillman Company.

         DOUGLAS A. BUFFINGTON, age 45, joined the Company in January 1994 as Vice President of Sales and Marketing, and became Chief Financial Officer and Chief Operating Officer in June 1994, President in December 1994, a director in February 1995 and Treasurer in January 1996. From 1992 until joining the Company, Mr. Buffington served as General Manager of Simon-Duplex, a $25 million capital goods division of Simon Engineering, a company based in the United Kingdom. From 1990 to 1992, he served as Vice President of Finance of Simon-Ltd., a $35 million division of Simon Engineering.

         RICHARD M. MAURER, age 52, has been a director of the Company since 1988. Effective in January 1996, Mr. Maurer became Secretary of the Company. He has been Co-Managing Partner of Wesmar Partners, the majority shareholder of the Company, since 1985. Prior to the formation of Wesmar Partners, Mr. Maurer was associated with The Hillman Company, a private investment firm, from 1978 to 1985. Mr. Maurer is a Certified Public Accountant and was associated with Price Waterhouse prior to joining The Hillman Company.

         JAMES E. JONES, age 38, became the Vice President of Marketing and a director of the Company on January 1, 2001. He also became the President of the Company's wholly-owned subsidiary S2 Golf Acquisition Corp. ("S2 Acquisition") on January 1, 2001, following the merger of Ladies Golf Equipment Company, Inc. ("Ladies Golf") with and into S2 Acquisition on December 31, 2000. Mr. Jones, the founder of Ladies Golf, was President of that company from 1993 through 2000. He was Chief Operating

Officer of International Sporting Goods, a producer of a wide range of sporting goods products from 1991 until 1993, and a sales representative for the Converse Shoe Company from 1986 until 1991.

         MARY ANN JORGENSON, age 60, has been a director of the Company since 1992. She has been a partner with the law firm of Squire, Sanders & Dempsey L.L.P. since 1984 and has been associated since 1975 with that firm. She also serves as a director of Cedar Fair Management Company, the general partner of Cedar Fair, L.P., an owner and operator of amusement parks, and is a director of Anthony & Sylvan Pools Corporation, an installer of concrete in-ground swimming pools.

         NANCY LOPEZ, age 44, became a director of the Company on January 1, 2001. She was a co-founder of the NancyLopezGolf(TM) brand of women's golf clubs and accessories. Ms. Lopez has been a member of the Tour Division of the Ladies Professional Golf Association since 1977, and was inducted into the LPGA(R) Hall of Fame in 1987. She has 48 career victories including three major titles. Ms. Lopez was Rookie of the Year in 1978, a four-time LPGA(R) player of the year and a three-time Vare trophy winner for the lowest scoring average.

         FREDERICK B. ZIESENHEIM, age 74, has been a director of the Company since 1992. He has been with the law firm of Webb Ziesenheim Logsdon Orkin & Hanson, P.C. since 1988 and is currently Vice Chairman of its Board of Directors. Prior to combining his practice with that firm, Mr. Ziesenheim was President of the law firm of Buell, Ziesenheim, Beck and Alstadt, P.C., with whom he had been associated since 1958.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                      ELECTION OF THE ABOVE NAMED NOMINEES

         The Board of Directors intends to vote the proxies solicited by it (other than proxies in which the vote is withheld as to one or more nominees) for the seven candidates standing for election as directors nominated by the Board of Directors. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason for which any nominee might be unavailable to serve.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2000, the Board of Directors held three meetings and acted six times by unanimous written consent. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. Robert L. Ross and Mary Ann Jorgenson are members of the Compensation Committee, which reviews and makes recommendations to the Board of Directors concerning compensation and benefit matters. The Compensation Committee held one meeting in 2000.

         The Audit Committee recommends to the Board the engagement of independent auditors, the plan and scope of the audit engagement, and the overall management and operations of the Company's control procedures and accounting practices and policies. Notwithstanding the above, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and the outside auditors. The Audit Committee held one meeting in 2000.

         The current members of the Audit Committee are Richard M. Maurer, Frederick B. Ziesenheim and Mary Ann Jorgenson. Mr. Ziesenheim and Ms. Jorgenson each are "independent" under the National Association of Securities Dealers ("NASD") listing standards. Mr. Maurer may not be independent under NASD listing requirements Rule 4200(a)(15) because he is an officer, a director and one principal shareholder of Maurer Ross & Co., Incorporated, the general partner of MR & Associates, which (i) is the managing general partner of Wesmar Partners, a beneficial owner of more than twenty-five percent of the Company's Common Stock, and (ii) provided consulting services to the Company for fees of $60,000 in the previous fiscal year. Noting that NASD listing requirements Rule 4310(c)(26)(B)(ii) permits the appointment of non-independent directors in limited and exceptional circumstances, the Board has found that the best interests of the Corporation and its shareholders require the appointment of Mr. Maurer to the Audit Committee because, as a Certified Public Accountant, he brings to the Audit Committee the past employment experience in finance or accounting or professional training in accounting required by NASD listing requirements Rule 4310(c)(26)(B)(i), and no independent directors of the Corporation have such past employment experience or training.

         The Audit Committee performs its oversight functions and responsibilities pursuant to a written charter adopted by the Company's Board of Directors. A copy of the Company's Audit Committee Charter is attached to this Proxy Statement as Appendix A.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has also discussed with Rothstein, Kass & Company, P.C. the Company's independent auditors, all matters required by generally accepted auditing standards to be discussed, including the matters required to be discussed by Statement on Auditing Standards 61, as may be supplemented or modified. The Audit Committee has received the written disclosures and the letter from Rothstein, Kass & Company, P.C. required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Rothstein, Kass & Company, P.C. its independence.

         Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                   Richard M. Maurer
                                                   Mary Ann Jorgenson
                                                   Frederick B. Ziesenheim


                            COMPENSATION OF DIRECTORS

         Pursuant to the terms of the 1992 Stock Plan for Independent Directors of S2 Golf, as amended (the "1992 Stock Plan"), each independent, non-employee, non-consultant director of the Company (currently Mary Ann Jorgenson and Frederick B. Ziesenheim) receives automatic grants of Common Stock for each meeting of the Board of Directors or committee thereof attended by such person. The number of shares of Common Stock awarded is the number of shares having an aggregate fair market value, on the date of the meeting attended, equal to $1,000, and effective in 1997, shares of Common Stock having an aggregate fair market value on the date of the meeting equal to $500 if the meeting was a telephonic meeting or if such person participated in a regular meeting by telephone. The fair market value of the Common Stock on each relevant date is the closing price of the Common Stock on the Nasdaq (or such other public market or exchange on which such shares may then be traded) on that date or, if no shares are traded on that date, the closing price on the first date preceding that date on which such shares were traded.

                               EXECUTIVE OFFICERS

         The person named below is an executive officer of the Company who is not also a director of the Company. His age is given as of April 20, 2001.

         RANDY A. HAMILL, age 45, has been Senior Vice President of the Company since July 1991 and is in charge of all manufacturing and purchasing. Effective in January 1996, Mr. Hamill became Assistant Secretary of the Company. He was Vice President of Manufacturing of the Company from 1981 to July 1991.

                           COMPENSATION OF MANAGEMENT

         The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities paid by the Company for the years ended December 31, 2000, 1999 and 1998, to or on behalf of Robert L. Ross, Douglas A. Buffington and Randy A. Hamill (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                                                                      LONG-TERM
                                                                                                      ---------
                                                      ANNUAL COMPENSATION AWARDS                     COMPENSATION
                                                      --------------------------                     ------------
                                                                              OTHER         SECURITIES
       NAME AND                                                              ANNUAL         UNDERLYING         ALL OTHER
PRINCIPAL POSITION                  YEAR        SALARY        BONUS       COMPENSATION        OPTIONS        COMPENSATION
------------------                  ----        ------        -----       ------------        -------        ------------
Robert L. Ross,                     2000      $      0      $     0        $       0          10,000           $     0
Chief Executive Officer             1999      $      0      $     0        $       0           7,500           $     0
                                    1998      $      0      $     0        $       0               0           $     0

Douglas A. Buffington,              2000      $150,000      $35,000(1)     $  19,392(5)       20,000(6)        $   975(9)
President                           1999      $149,808      $24,375(3)     $  19,389(5)       14,375(7)        $   975(9)
                                    1998      $137,362      $ 7,500(4)     $  19,992(5)        7,500(8)        $   975(9)

Randy A. Hamill,                    2000      $100,000      $20,000(2)     $       0           5,000(6)        $     0
Senior Vice President               1999      $100,000      $ 6,250(3)     $       0           6,250(7)        $     0
                                    1998      $ 99,337      $ 4,375(4)     $       0           4,375(8)        $     0

(1)      Bonus earned in 2000, paid in 2001.

(2)      Bonus earned in 2000, paid in 2000.

(3)      Bonus earned in 1999, paid in 2000.

(4)      Bonus earned in 1998, paid in 1999.

(5)      Travel/commuting expenses reimbursed by the Company.

(6)      Awarded for 2000 services, granted in 2000.

(7)      Awarded for 1999 services, granted in 2000.

(8)      Awarded for 1998 services, granted in 1999.

(9) The Company paid the $975 annual premium on a $750,000 insurance policy on the life of Mr. Buffington, which names Mr. Buffington's wife as the sole beneficiary.

         The following table sets forth information pertaining to stock options granted to the Named Executives in 2000.


                               2000 OPTION GRANTS

                                   NUMBER OF               % OF TOTAL
                                   SECURITIES            OPTIONS GRANTED         EXERCISE OR
                                   UNDERLYING             TO EMPLOYEES           BASE PRICE           EXPIRATION
           NAME                  OPTIONS GRANTED             IN 2000                $/SH                 DATE
           ----                  ---------------             -------                ----                 ----

Robert L. Ross                     10,000(1)                 13.7%                $1.84375               none
Douglas A. Buffington              14,375(1)                 19.8%                $1.84375(2)          03/09/10(3)
Douglas A. Buffington              20,000(1)                 27.5%                $    .75(2)          12/31/10(3)
Randy A. Hamill                     6,250(1)                  8.6%                $1.84375             03/09/10(3)
Randy A. Hamill                     5,000(1)                  6.9%                $    .75             12/31/10(3)

(1)      Immediately exercisable.
(2)      Upon certain changes in control, exercise price becomes $.01.
(3) If employment terminates before the expiration date, option expires three months after such termination.

         The following table sets forth certain information pertaining to stock options held by the Named Executives as of December 31, 2000. The Named Executives exercised no options in 2000.


                      2000 FISCAL YEAR END OPTION HOLDINGS

                                                NUMBER OF SECURITIES                         VALUE OF UNEXERCISED
                                                 UNDERLYING OPTIONS                          IN-THE-MONEY OPTIONS
                                                 AT FISCAL YEAR END                          AT FISCAL YEAR END(1)
                                                 ------------------                          ---------------------
         NAME                              EXERCISABLE      UNEXERCISABLE              EXERCISABLE      UNEXERCISABLE
         ----                              -----------      -------------              -----------      -------------

Robert L. Ross                               67,500              0                       $   0             $  0
Douglas A. Buffington                        85,375              0                       $   0             $  0
Randy A. Hamill                              59,842              0                       $   0             $  0

(1) Calculated on the basis of the fair market value of the Common Stock of $.75 per share on December 31, 2000 less exercise price.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

                              EMPLOYMENT AGREEMENTS

         The Company entered into a new employment agreement with Douglas A. Buffington effective January 1, 2001 and terminating on December 31, 2005 unless terminated sooner as provided in the agreement. Mr. Buffington's base annual salary under the agreement is $175,000. An incentive cash bonus and stock option program are incorporated into the agreement. Additional stock options, other than those provided in the incentive program, may be granted at the discretion of the Company. The agreement also provides for certain benefits, in addition to the standard Company employee fringe benefits, including but not limited to reimbursement of certain expenses and payment of premiums on a $750,000 life insurance policy with Mr. Buffington's spouse named as beneficiary. The agreement also contains "noncompetition" and "invention and secrecy" clauses.

         On December 29, 2000, the Company and S2 Acquisition entered into an employment agreement with James E. Jones, effective as of January 1, 2001 and terminating on December 31, 2005 unless terminated sooner as provided in the agreement, pursuant to which Mr. Jones serves as the Vice President of Marketing of the Company and the President of S2 Acquisition. Under this agreement, Mr. Jones' annual base salary is $100,000, he also may receive grants of options to purchase shares of the Company's Common Stock, and he receives the Company's standard employee fringe benefits. The agreement also contains "noncompetition" and "invention and secrecy" clauses.

         In January 1997, the Company entered into an agreement with Randy A. Hamill pursuant to which Mr. Hamill was granted an immediately exercisable option to purchase 40,000 shares of Common Stock at an exercise price of $0.9375 per share. Upon the occurrence of a change in control of the Company (as defined in the agreement) the exercise price per share for any unexercised portion of the option would be the lower of (a) (i) one cent or (ii) the lowest price greater than one cent per share that would not cause the value to Mr. Hamill of shares acquired upon exercise to be considered an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986 as amended or (b) $0.9375. In the event that Mr. Hamill should die while employed by the Company and the Company has received $500,000 as beneficiary of a life insurance policy it maintains on Mr. Hamill's life, Mr. Hamill's estate will have the right to require the Company to purchase the option, if unexercised, for $500,000 or, subject to certain limitations, to purchase up to 39,999 shares received on exercise of the option for their fair market value at that time.

                          TRANSACTIONS AND OTHER EVENTS

         In 2000 MR & Associates provided, and does currently provide, consulting services to the Company for fees of $5,000 per month. Mr. Maurer, a director and Secretary of the Company, and Mr. Ross, a director and Chief Executive Officer of the Company, are officers, directors, and principal shareholders of Maurer Ross & Co., Incorporated, the general partner of MR & Associates. MR & Associates is the managing general partner of Wesmar Partners, a beneficial owner of more than five percent of the Company's Common Stock.

         James E. Jones, a holder of more than five percent of the Company's outstanding Common Stock since December 29, 2000 and a director of the Company as of January 1, 2001 had a material interest in the Company's acquisition at the end of December, 2000, through its wholly-owned subsidiary S2 Acquisition, of Ladies Golf Equipment Company, Inc. for a purchase price of 1,000,000 shares of the Company's Common Stock, a promissory note in the principal amount of $1,000,000 (the "Note"), and the satisfaction of debts of Ladies Golf in the aggregate amount of $542,456. This purchase price, negotiated by the Company's Chief Executive Officer, was a multiple of projected profitability; a potential post-closing adjustment in the merger consideration shares will be based on (i) realization on accounts receivable in the first six months after the acquisition, and (ii) losses on noncurrent inventory in the first nine months after the acquisition. Pursuant to this acquisition, Mr. Jones became the holder of the Note, acquired 775,000 shares of the Company's Common Stock, and entered into an employment agreement with the Company and S2 Acquisition. In addition, Mr. Jones' spouse received $140,000 of the total amount that the Company paid to satisfy existing debts of Ladies Golf.

         Nancy Lopez, a director of the Company as of January 1, 2001, is the President of Nancy Lopez Enterprises, Inc., which will receive royalty payments and options to purchase Common Stock of the Company under a licensing agreement that the Company entered into pursuant to the July 2000 transaction to acquire the assets of NancyLopezGolf(TM) from The Arnold Palmer Golf Company for a cash purchase price of $3,644,939 after post-closiNg adjustments. The purchase price, negotiated by the Company's Chief Executive Officer, was a function of projected sales volume.

         During the fiscal year ended December 31, 2000, the Company retained the law firm of Squire, Sanders & Dempsey L.L.P. ("Squire, Sanders"), of which Mary Ann Jorgenson, a director of the Company, is a partner, to represent the Company in various matters, including the Company's two acquisitions during 2000 that are described above, for which the Company paid Squire, Sanders fees of $125,200 in 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 20, 2001 by (i) each person who beneficially owned five percent (5%) or more of the outstanding Common Stock, (ii) each director, (iii) each Named Executive and (iv) all directors and executive officers as a group calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to the shares shown as beneficially owned by them.


                                                                                NUMBER OF
                                                                            SHARES OF COMMON              PERCENT
                                                                           STOCK BENEFICIALLY            OF COMMON
NAME AND ADDRESS                                                                OWNED(1)                 STOCK(1)
----------------                                                                --------                 --------
L. R. Jeffrey (2)
   50 Gloucester Road
   Summit, NJ 07901..........................................................     250,325                   7.7%

Richard M. Maurer (3), (6), Director and Secretary
   Three Gateway Center
   Pittsburgh, PA 15222......................................................   1,492,696                  45.4%

Robert L. Ross (4), (6), Director, Chairman
   and Chief Executive Officer
   Three Gateway Center
   Pittsburgh, PA 15222......................................................   1,473,596                  44.8%

Mary Ann Jorgenson, Director
   4900 Key Tower
   127 Public Square
   Cleveland, OH 44114-1304..................................................      11,928                   *

Frederick B. Ziesenheim, Director
   700 Koppers Building
   436 7th Avenue
   Pittsburgh, PA 15219-1818.................................................      11,911                   *

Douglas A. Buffington, Director and President
   18 Gloria Lane
   Fairfield, NJ 07004.......................................................      87,375                   2.6%

Randy A. Hamill (5), Senior Vice President
   18 Gloria Lane
   Fairfield, NJ 07004.......................................................      74,142                   2.3%

James E. Jones, Director and Vice President
   3803 Corporex Park Drive
   Tampa, FL 33619...........................................................     775,000                  24.1%

Brian Christopher
   3803 Corporex Park Drive
   Tampa, FL 33619...........................................................     225,000                   7.0%

Wesmar Partners (6)
   MR & Associates
   Maurer, Ross & Co., Incorporated
   Three Gateway Center
   Pittsburgh, PA 15222......................................................   1,399,096                  43.4%

All directors and executive
  officers as a group (7 persons)(7).........................................   2,527,552                  72.2%

* Less than 1%

(1) The numbers listed include shares covered by options that are currently exercisable as of April 20, 2001. The numbers and percentages of shares owned assume that such outstanding options had been exercised as follows: L. R. Jeffrey, Jr. - 250,000, Richard M. Maurer - 67,500, Robert L. Ross - 67,500, Douglas A. Buffington - 85,375, Randy A. Hamill - 59,892, and all directors and executive officers as a group - 280,267.

(2) Does not include 405 shares owned by various members of Mr. Jeffrey's family with respect to which Mr. Jeffrey disclaims any beneficial ownership.

(3) Includes 25,300 shares that are held directly by three trusts of which Mr. Maurer is co-trustee and with respect to which he shares voting and investment power, 1,399,096 shares owned directly by Wesmar Partners with respect to which he shares voting and investment power, and 67,500 shares underlying the options held directly by Mr. Maurer.

(4) Includes 1,399,096 shares owned directly by Wesmar Partners with respect to which Mr. Ross shares voting and investment power and 67,500 shares underlying the options held directly by Mr. Ross.

(5) Does not include 750 shares owned by various members of Mr. Hamill's family with respect to which Mr. Hamill disclaims any beneficial ownership.

(6) Wesmar Partners is a Delaware limited partnership whose partners are Landmark Equity Partners III, L.P., a Delaware limited partnership, and MR & Associates, a Pennsylvania limited partnership. MR & Associates is the managing general partner of Wesmar Partners. Messrs. Maurer and Ross are officers, directors and principal shareholders of Maurer Ross & Co., Incorporated, a Pennsylvania corporation that is the general partner of MR & Associates.

(7) Does not include shares owned by various members of Mr. Hamill's family with respect to which Mr. Hamill disclaims any beneficial ownership. Includes 1,399,096 shares owned directly by Wesmar Partners (see Notes 3, 4 and 6 above).

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, executive officers and any person holding ten percent or more of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC"). Based solely on a review of copies of the forms furnished to the Company in 2000 and written representations from the Company's directors and executive officers, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent shareholders in 2000 were complied with, except as set forth below.

         Frederick B. Ziesenheim, a director of the Company, was awarded 400 Common Shares on July 8, 1999 as compensation for his participation in a meeting of the Company's Board of Directors; he reported such award on a Form 5 filed with the SEC on October 13, 2000.

         Douglas A. Buffington, a director and President, Chief Financial Officer, Chief Operating Officer and Treasurer of the Company, was granted options to purchase 20,000 shares of Common Stock on December 31, 2000; he reported such grant on a Form 5 filed with the SEC on March 29, 2001.

         Randy A. Hamill, Senior Vice President of Manufacturing and Resources and Assistant Secretary of the Company, was granted options to purchase 5,000 shares of Common Stock on December 31, 2000; he reported such grant on a Form 5 filed with the SEC on March 29, 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Rothstein, Kass & Company, P.C. served as independent accountants and auditors of the Company for the fiscal years ended December 31, 2000 and 1999, and has been selected to provide independent accounting and audit services to the Company during the current fiscal year. A representative of Rothstein, Kass & Company, P.C. is expected to be present at or available by telephone during the Annual Meeting for the purpose of making a statement should he so desire, and is expected to be available to respond to appropriate questions.

         The Audit Committee of the Company's Board of Directors voted on June 24, 1999 to approve the dismissal of Deloitte & Touche LLP as the Company's independent accountants, and on June 28, 1999, the Company dismissed Deloitte & Touche LLP as the Company's independent accountants. Deloitte & Touche LLP's report on the Company's financial statements in the fiscal year ended December 31, 1998 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, and during the Company's fiscal year that ended on December 31, 1998, the Company and Deloitte & Touche LLP did not have any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

         On June 24, 1999, the Audit Committee of the Board of Directors of the Company voted to approve the appointment of Rothstein, Kass & Company, P.C. to serve as the principal accountants to audit the Company's financial statements, and on June 29, 1999, the Company engaged Rothstein, Kass & Company, P.C. to provide such services.

                                   AUDIT FEES

         Rothstein, Kass & Company, P.C. billed the Company aggregate fees of $49,600 for its audit of the Company's annual financial statements and review of the financial statements included in the Company's Reports on Form 10-Q for the year ended December 31, 2000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         For the year ended December 31, 2000, Rothstein, Kass & Company, P.C. did not provide to the Company any financial information systems design and implementation services, including the types of services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X, and therefore billed no fees for such services.

                                 ALL OTHER FEES

         For the year ended December 31, 2000, Rothstein, Kass & Company, P.C. billed the Company $38,285 in fees for all services other than those described above, which were related primarily to the Company's two acquisitions in 2000. The Audit Committee has considered whether the provision of these other services is compatible with maintaining Rothstein, Kass & Company, P.C.'s independence.

                             ADDITIONAL INFORMATION

         The Company has enclosed with this Proxy Statement its Annual Report for the year ended December 31, 2000. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Any shareholder who intends to present a proposal at the 2002 annual meeting and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must deliver the proposal to the Secretary of the Company at 18 Gloria Lane, Fairfield, New Jersey 07004 not later than January 10, 2002. In order to be eligible for inclusion in the proxy materials for the 2002 Annual Meeting of Shareholders, such proposals must meet the requirements set forth in the rules and regulations of the SEC.

         Any shareholder who intends to present a proposal at the 2002 annual meeting other than for inclusion in the Company's proxy statement and form of proxy must deliver the proposal to the Company at its executive offices, 18 Gloria Lane, Fairfield, New Jersey 07004, not later than March 26, 2002 or such proposal will be untimely. If a shareholder fails to submit the proposal by March 26, 2002, the Company reserves the right to exercise discretionary voting authority on the proposal.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         At the Annual Meeting, shareholders present in person or represented by proxy will be asked to vote on an amendment to the Company's Amended and Second Restated Certificate of Incorporation to change the Company's name from S2 Golf Inc. to Women's Golf Unlimited, Inc. Management and the Board of Directors believe that the name Women's Golf Unlimited, Inc. will better reflect the Company's mission and enhance the Company's business development goal of strengthening its position in the women's golf equipment market.

                                  OTHER MATTERS

         The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

         All costs and expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company has engaged Continental Stock Transfer and Trust Company to coordinate the solicitation of proxies by and through such holders for a fee of approximately $2,000 plus expenses.

                                           By Order of the Board of Directors

                                           Richard M. Maurer, Secretary

May 11, 2001
Fairfield, New Jersey

                                                                      APPENDIX A

                                  S2 GOLF INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of S2 Golf Inc. (the "Company") in fulfilling its responsibility to provide oversight and monitoring of the Company's financial reporting process, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements by the Company's outside auditors.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. Further, the outside auditors are ultimately accountable to the Committee as well as to the Board.

The Committee shall review the adequacy of this Charter at least annually, and, if appropriate, recommend updates.

MEMBERSHIP

The Committee shall be comprised of at least three members of the Board. Its composition will meet the requirements of the Nasdaq rules pertaining to audit committees, including Rule 4200. All of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have significant past employment experience in finance or accounting, relevant professional certification, or comparable experience or background with financial oversight responsibilities, such as having been a chief financial officer or a chief executive officer.

KEY RESPONSIBILITIES

The Committee's job is one of oversight. It recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time and more knowledge of and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

- The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

- As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission, to the extent required by SAS No. 61 and SAS No. 71; this review will occur prior to the Company's filing of the Company's Quarterly Report on Form 10-Q.

- The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

-        The Committee shall:

         - Request from the outside auditors annually, a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard Number 1;

         - Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors' independence; and

         - Recommend that the Board take appropriate action to oversee the independence of the outside auditors.

- The Committee, subject to Board approval, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

                                  S2 GOLF INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Douglas A. Buffington and Richard M. Maurer, or either of them, each with power of substitution, are hereby authorized to vote all stock of S2 Golf Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of S2 Golf Inc. to be held on June 12, 2001, and at any postponements or adjournments thereof as follows:

1. Election of Directors:  FOR all nominees listed below                     WITHHOLD AUTHORITY
                           (except as marked to the contrary below)  [ ]     to vote for all nominees listed below  [ ]

Nominees: Douglas A. Buffington, James E. Jones, Mary Ann Jorgenson, Nancy
          Lopez, Richard M. Maurer, Robert L. Ross and Frederick B. Ziesenheim

       A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, DRAW A LINE
              THROUGH HIS OR HER NAME.

2. To adopt an amendment to S2 Golf Inc.'s Amended and Second Restated Certificate of Incorporation to change the name of the company to Women's Golf Unlimited, Inc.


   FOR the adoption of this proposal  [ ]         AGAINST the adoption of this proposal  [ ]       ABSTAIN  [ ]

3. In their discretion, on such other business as may properly come before the meeting.

                          (Continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

                                                Please sign this proxy exactly
                                                as your name appears below. When
                                                shares are held jointly, each
                                                holder should sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or in
                                                another representative capacity,
                                                please give full title as such.
                                                If a corporation, please sign in
                                                full corporate name by the
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by an authorized person.

                                                Dated:                    , 2001
                                                      --------------------

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature, if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.